UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 28, 2008

Date of Report (date of earliest event reported)

CUTERA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0470324
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Compensation of Executive Officers

On May 28, 2008, our Board of Directors, upon recommendation of its Compensation Committee, approved the following equity compensation for our Executive Officers under our 2004 Equity Incentive Plan:

Name	Position	Stock Option Awards – Shares (1)(4)	Retention Option Awards – Shares (2)(4)	Performance Share Awards – Target Shares (3)
Kevin P. Connors	President and Chief Executive Officer	33,300	100,000	19,500
Ronald J. Santilli	Executive Vice President and Chief Financial Officer	13,700	50,000	8,000
David A. Gollnick	Executive Vice President of Research and Development	11,700	50,000	6,800
John J. Connors	Executive Vice President of World Wide Sales and Marketing	10,500	50,000	6,200

(1)

The Stock Option Award will vest over four years from the vesting commencement date of June 1, 2008, with 12/48 th of the award vesting on June 1, 2009 and an additional 1/48th of the award vesting each month thereafter, subject to the recipient’s continuing service.

(2)	The Retention Option Award will fully vest on the third anniversary of the vesting commencement date of May 28, 2008, subject to the recipient’s continuing service.

(3)	The number of Performance Shares to be awarded to the recipient will be between 0% - 250% of the recipient’s target number of shares, based on a matrix that considers our 2008 revenue and operating income. These Performance Shares will vest on the anniversary of the vesting commencement date of January 1, 2009, subject to the recipient’s continuing service.

(4)	Exercise price per share is $10.43.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC.

By:	/s/ Kevin P. Connors
Kevin P. Connors
President and Chief Executive Officer

Date: June 2, 2008.